EXHIBIT 99.1

Tuesday Morning Corporation Announces Fourth Quarter and Fiscal 2014 Results

DALLAS, Aug. 21, 2014 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading off-price retailer with over 800 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the fourth quarter and fiscal year period ended June 30, 2014.

Fourth Quarter 2014 Financial Highlights

  Net sales of $212.6 million represented an increase of 5.2% compared to $202.1 million for the fourth quarter of fiscal 2013. Comparable store sales increased by 7.4% compared to the same period a year ago and were comprised of a 9.8% increase in customer transactions, partially offset by a 2.1% decrease in average ticket. Since the second quarter of fiscal 2013, the Company has exited a number of non-core categories. In the fourth quarter of fiscal 2014, comparable sales in ongoing core categories increased 12.9% compared to the fourth quarter of fiscal 2013.
  The Company's operating loss for the fourth quarter of fiscal 2014 was $6.2 million compared to an operating loss of $11.3 million in the fourth quarter of fiscal 2013. Excluding business turnaround charges, adjusted operating loss on a non-GAAP basis decreased from $7.8 million in the prior year fourth quarter to $3.1 million for the fourth quarter ended June 30, 2014.

Michael Rouleau, Chief Executive Officer, stated, "During the fourth quarter we continued work on the final phase of the Company's turnaround program which includes the sell-off of exited categories, expansion of replacement categories, a further reduction of our clearance merchandise, and enhancements to our store layouts. Our strong comparable store sales trend, increased inventory turnover and improved cash position during the fourth quarter provides us with the confidence that our plan is working as expected and that our customers like what they see."

"As a result of completing this challenging year-and-a-half long turnaround program, we believe that we are confident that we have a solid foundation in place," Mr. Rouleau concluded. "Looking forward, we have high expectations for very successful fall and holiday seasons and, over the longer term, expect to continue to improve our sales productivity and bottom line profitability."

Over the last eighteen months, the Company has executed a number of critical programs under its business turnaround initiative. These programs include changes in senior management and board composition, exiting certain categories, cleaning up and relaying stores, structurally reducing the level of clearance merchandise, modifying company policies, and eliminating obsolete assets. As a result of these programs, the Company has incurred additional costs and expenses. To better understand the Company's performance, financial results have been presented on both a GAAP and on an adjusted (non-GAAP) basis. Reconciliations between GAAP and non-GAAP financial results are included in this press release.

Fourth Quarter 2014 Results of Operations - GAAP Basis

For the fourth quarter of fiscal 2014, Tuesday Morning reported gross profit of $71.3 million and gross margin of 33.5% compared to $66.8 million of gross profit and gross margin of 33.0% in the fourth quarter of fiscal 2013. Selling, general and administrative expenses (SG&A) decreased 0.8% to $77.5 million, compared to $78.1 million in the same period last year. As a percent of net sales, SG&A was 36.5% compared to 38.6% in the same period last year. Our net loss was $7.4 million, or $0.17 per share, in the fourth quarter of fiscal 2014 compared to a net loss of $15.6 million, or $0.37 per share, in the fourth quarter of fiscal 2013.

Twelve Months ended June 30, 2014 Results of Operations - GAAP Basis

For the twelve months ended June 30, 2014, net sales were $864.8 million, a 3.2% increase over the $838.3 million in net sales for the same period last year.  Comparable store sales increased by 6.1% for the twelve months ended June 30, 2014, compared to the same period last year, and were comprised of a 9.5% increase in customer transactions, partially offset by a 3.1% decrease in average ticket. Comparable sales for our ongoing core categories increased 12.3% for the twelve months ended June 30, 2014 compared to the same period last year. Gross profit was $302.2 million and gross margin was 34.9% for the twelve months ended June 30, 2014, compared to $259.4 million of gross profit and gross margin of 30.9% for the twelve months ended June 30, 2013.

SG&A decreased 1.8% to $310.2 million from $315.9 million in the same period last year. As a percent of net sales, SG&A was 35.9% compared to 37.6% in the same period last year. The Company's operating loss for fiscal 2014 was $8.1 million compared to an operating loss of $56.5 million for the twelve months ended June 30, 2013. The net loss for fiscal 2014 was $10.2 million, or $0.24 per share, compared to a net loss of $56.4 million, or $1.33 per share, for the twelve months ended June 30, 2013.

The Company ended the fourth quarter of fiscal 2014 with $49.7 million in cash and cash equivalents, with no borrowings under its line of credit. Inventories at the end of the fourth quarter of fiscal 2014 were $207.7 million compared to $212.0 million at the end of the fourth quarter of fiscal 2013, down $4.3 million or 2.0%. The Company's inventory turnover for the trailing five quarters is 2.6 turns, and compares favorably to our prior year trailing five quarter turnover of 2.2 turns.

Fourth Quarter 2014 Results of Operations - Adjusted Basis (non-GAAP)

For the fourth quarter of fiscal 2014, the Company reported adjusted gross profit of $74.7 million and gross margin of 35.2% compared to $68.7 million of adjusted gross profit and gross margin of 34.0% in the fourth quarter of fiscal 2013. Improvement in gross margin was primarily due to distribution efficiencies, lower shrink expense and a reduction in baseline markdowns, partially offset by lower initial product markup. Adjusted SG&A expenses increased 1.7% to $77.8 million, compared to $76.5 million in the same period last year. Adjusted SG&A increased primarily due to higher store payroll expense. As a percent of net sales, adjusted SG&A was 36.6% compared to 37.9% in the same period last year. The Company's adjusted net loss was $3.4 million, or $0.08 per share, in the fourth quarter of fiscal 2014 compared to an adjusted net loss of $5.4 million, or $0.13 per share, in the fourth quarter of fiscal 2013.

Twelve Months ended June 30, 2014 Results of Operations - Adjusted Basis (non-GAAP)

Adjusted gross profit was $307.4 million and adjusted gross margin was 35.5% for the twelve months ended June 30, 2014, compared to $303.2 million of adjusted gross profit and adjusted gross margin of 36.2% for the twelve months ended June 30, 2013. The adjusted gross margin reduction for fiscal 2014 was primarily due to lower initial product markup.

Adjusted SG&A increased 1.0% to $305.7 million from $302.7 million in the same period last year, primarily as a result of increases in store payroll. As a percent of net sales, adjusted SG&A was 35.3% compared to 36.1% in the same period last year. The Company's adjusted operating income for fiscal 2014 was $1.8 million compared to adjusted operating income of $0.5 million for the twelve months ended June 30, 2013. The adjusted net income for the fiscal 2014 was $0.3 million, or $0.01 per share, compared to an adjusted net loss of $0.8 million, or $0.02 per share, for the twelve months ended June 30, 2013.

About Tuesday Morning

Tuesday Morning Corporation (Nasdaq:TUES) is a leading off-price retailer specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts.  The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates over 800 stores in 41 states. More information and a list of store locations may be found on our website at www.TuesdayMorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review fourth quarter 2014 financial results today, August  21, 2014, at 3:30 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A live webcast of the conference call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will be accessible through the Company's website for 90 days. A replay of the conference call will be available from 6:30 p.m., Central time, Thursday, August 21, 2014 through 10:59 p.m., Central time, Saturday, August 23, 2014 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 80076770.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements or management's plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Cautionary Statement Regarding Forward-Looking Statements" and "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2013, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully execute our long-term business strategy, as well as our other long-term business strategies; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for closeout merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract and retain quality sales, distribution center and other associates in large numbers, as well as, experienced buying and management personnel; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to comply with various government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following non-GAAP financial measures are adjusted to exclude the impact of the following non-recurring business turnaround related charges and adjustments: our inventory write-down, management and board transition charges (including compensation and severance, consulting, legal, search and recruiting costs related to the transition), e-commerce discontinuation charges, store reorganization costs, a vacation policy change and changes in our deferred tax asset valuation allowance. The amount of the turnaround related inventory write-down excluded from cost of sales (and the calculation of gross profit on a non-GAAP basis) and the adjustments to selling, general and administrative expenses are included in the first table below.

GAAP Operating Loss to Non-GAAP Adjusted Operating Income/(Loss):

The following table reconciles operating loss, the most directly comparable GAAP financial measure, to adjusted operating income/(loss), a non-GAAP financial measure:

(in thousands)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating loss (GAAP)	$ (6,242)	$ (11,284)	$ (8,053)	$ (56,495)
Non-GAAP adjustments:
Adjustments to cost of sales:
Inventory write-down and merchandise category exit	3,455	1,939	5,265	43,748
Adjustments to selling, general and administrative expenses:
Store reorganization and clean-up	983	957	983	2,082
Compensation	470	(849)	2,630	4,523
Vacation policy change	(1,843)	—	(1,843)	—
Legal, consulting, recruiting, and e-commerce obligations	107	1,440	2,785	6,674
Adjusted operating income/(loss) (non-GAAP)	$ (3,070)	$ (7,797)	$ 1,767	$ 532

GAAP Net Loss to Non-GAAP Adjusted Net Income/(Loss):

The following table reconciles net loss from continuing operations, the most directly comparable GAAP financial measure, to adjusted net income/(loss) from continuing operations, a non-GAAP financial measure:

(in thousands)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net loss (GAAP)	$ (7,414)	$ (15,583)	$ (10,176)	$ (56,376)
Non-GAAP adjustments:
Inventory write-down and merchandise category exit, net of tax (1)(2)	2,512	1,205	3,288	27,469
Store reorganization and clean-up, net of tax (1)(2)	714	595	614	1,307
Compensation, net of tax (1)(2)	341	(527)	1,642	2,840
Vacation policy change, net of tax(1)	(1,340)	—	(1,151)	—
Legal, consulting, and recruiting, net of tax (1)(2)	78	895	1,740	4,193
Disposal of systems, net of tax (1)(2)	501	2,514	430	3,504
Deferred tax asset valuation allowance	1,221	5,457	3,946	16,222
Adjusted net income/(loss) (non-GAAP)	$ (3,387)	$ (5,444)	$ 333	$ (841)

(1) The effective tax rate utilized in this non-GAAP adjusted net loss reconciliation is 27.3% for the three months ended June 30, 2014 and 37.9% for the three months ended June 30, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $20.2 million as of June 30, 2014 and of $16.2 million as of June 30, 2013.

(2) The effective tax rate utilized in this non-GAAP adjusted net income/(loss) reconciliation is 37.6% for the twelve months ended June 30, 2014 and 37.2% for the twelve months ended June 30, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $20.2 million as of June 30, 2014 and of $16.2 million as of June 30, 2013.

GAAP Diluted Loss Per Share to Non-GAAP Adjusted Diluted Income/(Loss) Per Share:

The following table reconciles diluted loss per share from continuing operations, the most directly comparable GAAP financial measure, to adjusted diluted income/(loss) per share from continuing operations, a non-GAAP financial measure:

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Diluted loss per share (GAAP)	$ (0.17)	$ (0.37)	$ (0.24)	$ (1.33)
Non-GAAP adjustments:
Inventory write-down and merchandise category exit, net of tax (1)(2)	0.06	0.03	0.08	0.65
Store reorganization and clean-up, net of tax (1)(2)	0.01	0.01	0.02	0.03
Compensation, net of tax (1)(2)	0.01	(0.01)	0.04	0.07
Vacation policy change, net of tax(1)	(0.03)	—	(0.03)	—
Legal, consulting, and recruiting, net of tax (1)(2)	—	0.03	0.04	0.10
Disposal of systems, net of tax (1)(2)	0.01	0.06	0.01	0.08
Deferred tax asset valuation allowance	0.03	0.12	0.09	0.38
Adjusted diluted income/(loss) (non-GAAP)	$ (0.08)	$ (0.13)	$ 0.01	$ (0.02)

(1) The effective tax rate utilized in this non-GAAP adjusted net loss reconciliation is 27.3% for the three months ended June 30, 2014 and 37.9% for the three months ended June 30, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $20.2 million as of June 30, 2014 and of $16.2 million as of June 30, 2013.

(2) The effective tax rate utilized in this non-GAAP adjusted net income/(loss) reconciliation is 37.6% for the twelve months ended June 30, 2014 and 37.2% for the twelve months ended June 30, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $20.2 million as of June 30, 2014 and of $16.2 million as of June 30, 2013.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's core operating performance because they allow them to understand and compare the Company's operating results during the 2014 fiscal year to the prior year periods in a more consistent manner. The Company believes this also facilitates the comparison of the Company's results to the results of its peer companies. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

Tuesday Morning Corporation
Supplemental Schedules
GAAP and Non-GAAP Adjusted Results
($ in thousands)

	Q4 Fiscal 2014
		Adjustments*
								Adjusted
			Store					Non-
	GAAP		Re-org					GAAP
	Net		&		Vacation			Net
	Income/	Inventory	Clean-		Policy	All		Income/	% of
	(Loss)	Adj.	up	Compensation	Change	Other	Total	(Loss)	Sales
Net Sales	$ 212,630							$ 212,630
Cost of Sales	$ 141,343	$ (3,455)					$ (3,455)	$ 137,888	64.8%
Gross Profit	$ 71,287	$ 3,455					$ 3,455	$ 74,742	35.2%

Selling, General & Administrative Expenses	$ 77,529		$ (983)	$ (470)	$ 1,843	$ (107)	$ 283	$ 77,812	36.6%
Operating Income /(Loss)	$ (6,242)	$ 3,455	$ 983	$ 470	$ (1,843)	$ 107	$ 3,172	$ (3,070)	-1.4%

Other (Income)/Expense	$ 1,052					(689)	$ (689)	$ 363	0.2%
Income/(Loss) Before Tax	$ (7,294)	$ 3,455	$ 983	$ 470	$ (1,843)	$ 796	$ 3,861	$ (3,433)	-1.6%

Income Tax Provision/(Benefit)	$ 120	$ 943	$ 269	$ 129	$ (503)	$ (1,004)	$ (166)	$ (46)	0.0%
Net Income/(Loss)	$ (7,414)	$ 2,512	$ 714	$ 341	$ (1,340)	$ 1,800	$ 4,027	$ (3,387)	-1.6%

	Q4 Fiscal 2013
		Adjustments*
								Adjusted
			Store					Non-
	GAAP		Re-org					GAAP
	Net		&		Vacation			Net
	Income/	Inventory	Clean-		Policy	All		Income/	% of
	(Loss)	Adj.	up	Compensation	Change	Other	Total	(Loss)	Sales
Net Sales	$ 202,134							$ 202,134
Cost of Sales	$ 135,360	$ (1,939)					$ (1,939)	$ 133,421	66.0%
Gross Profit	$ 66,774	$ 1,939					$ 1,939	$ 68,713	34.0%

Selling, General & Administrative Expenses	$ 78,058		$ (957)	$ 849		$ (1,440)	$ (1,548)	$ 76,510	37.9%
Operating Income /(Loss)	$ (11,284)	$ 1,939	$ 957	$ (849)		$ 1,440	$ 3,487	$ (7,797)	-3.9%

Other (Income)/Expense	$ 4,273					(4,045)	$ (4,045)	$ 228	0.1%
Income/(Loss) Before Tax	$ (15,557)	$ 1,939	$ 957	$ (849)		$ 5,485	$ 7,532	$ (8,025)	-4.0%

Income Tax Provision /(Benefit)	$ 26	$ 734	$ 362	$ (322)		$ (3,381)	$ (2,607)	$ (2,581)	-1.3%
Net Income/(Loss)	$ (15,583)	$ 1,205	$ 595	$ (527)		$ 8,866	$ 10,139	$ (5,444)	-2.7%

*Adjustment Notes:
Inventory Adj. – Reduction in retail inventory value to exit certain categories and reduce clearance inventory levels.
Store Re-org & Clean-up – Costs to re-set store merchandise and organize store operations.
Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.
Vacation Policy Change – Change in vacation policy and related reduction in vacation pay accrual.
All Other – Write-off of Software and Fixturing related to exited apparel categories, store impairment charge, settlement and legal costs related to former CEO unfair termination lawsuit, consulting costs, and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Supplemental Schedules
GAAP and Non-GAAP Adjusted Results
($ in thousands)

	Fiscal 2014
		Adjustments*
								Adjusted
			Store					Non-
	GAAP		Re-org					GAAP
	Net		&		Vacation			Net
	Income/	Inventory	Clean-		Policy	All		Income/	% of
	(Loss)	Adj.	up	Compensation	Change	Other	Total	(Loss)	Sales
Net Sales	$ 864,844							$ 864,844
Cost of Sales	$ 562,692	$ (5,265)					$ (5,265)	$ 557,427	64.5%
Gross Profit	$ 302,152	$ 5,265					$ 5,265	$ 307,417	35.5%

Selling, General & Administrative Expenses	$ 310,205		$ (983)	$ (2,630)	$ 1,843	$ (2,785)	$ (4,555)	$ 305,650	35.3%
Operating Income /(Loss)	$ (8,053)	$ 5,265	$ 983	$ 2,630	$ (1,843)	$ 2,785	$ 9,820	$ 1,767	0.2%

Other (Income) /Expense	$ 2,082					(689)	$ (689)	$ 1,393	0.2%
Income/(Loss) Before Tax	$ (10,135)	$ 5,265	$ 983	$ 2,630	$ (1,843)	$ 3,474	$ 10,509	$ 374	0.0%

Income Tax Provision/(Benefit)	$ 41	$ 1,977	$ 369	$ 988	$ (692)	$ (2,642)	$ —	$ 41	0.0%
Net Income/(Loss)	$ (10,176)	$ 3,288	$ 614	$ 1,642	$ (1,151)	$ 6,116	$ 10,509	$ 333	0.0%

	Fiscal 2013
		Adjustments*
								Adjusted
			Store					Non-
	GAAP		Re-org					GAAP
	Net		&		Vacation			Net
	Income/	Inventory	Clean-		Policy	All		Income/	% of
	(Loss)	Adj.	up	Compensation	Change	Other	Total	(Loss)	Sales
Net Sales	$ 838,314							$ 838,314
Cost of Sales	$ 578,876	$ (43,748)					$ (43,748)	$ 535,128	63.8%
Gross Profit	$ 259,438	$ 43,748					$ 43,748	$ 303,186	36.2%

Selling, General & Administrative Expenses	$ 315,933		$ (2,082)	$ (4,523)		$ (6,674)	$ (13,279)	$ 302,654	36.1%
Operating Income/(Loss)	$ (56,495)	$ 43,748	$ 2,082	$ 4,523		$ 6,674	$ 57,027	$ 532	0.1%

Other (Income)/Expense	$ 6,913					(5,580)	$ (5,580)	$ 1,333	0.2%
Income/(Loss) Before Tax	$ (63,408)	$ 43,748	$ 2,082	$ 4,523		$ 12,254	$ 62,607	$ (801)	-0.1%

Income Tax Provision /(Benefit)	$ (7,032)	$ 16,279	$ 775	$ 1,683		$ (11,665)	$ 7,072	$ 40	0.0%
Net Income/(Loss)	$ (56,376)	$ 27,469	$ 1,307	$ 2,840		$ 23,919	$ 55,535	$ (841)	-0.1%

*Adjustment Notes:
Inventory Adj. – Reduction in retail inventory value to exit certain categories and reduce clearance inventory levels.
Store Re-org & Clean-up – Costs to re-set store merchandise and organize store operations.
Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.
Vacation Policy Change – Change in vacation policy and related reduction in vacation pay accrual.
All Other – Write-off of Software and Fixturing related to exited apparel categories, store impairment charge, settlement and legal costs related to former CEO unfair termination lawsuit, consulting costs, and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Consolidated Statement of Operations
(In thousands, except per share data)
	Three Months Ended Jun. 30,		Twelve Months Ended Jun. 30,

	2014	2013	2014	2013
	(unaudited)		(audited)

Net sales	$ 212,630	$ 202,134	$ 864,844	$ 838,314
Cost of sales	141,343	135,360	562,692	578,876
Gross profit	71,287	66,774	302,152	259,438

Selling, general and administrative expenses	77,529	78,058	310,205	315,933

Operating loss	(6,242)	(11,284)	(8,053)	(56,495)

Other income (expense):
Interest income	9	7	29	9
Interest expense	(371)	(384)	(1,500)	(1,677)
Other income/(expense), net	(690)	(3,896)	(611)	(5,245)
Other expense, net	(1,052)	(4,273)	(2,082)	(6,913)

Loss before income taxes	(7,294)	(15,557)	(10,135)	(63,408)

Income tax provision/(benefit)	120	26	41	(7,032)

Net loss	$ (7,414)	$ (15,583)	$ (10,176)	$ (56,376)

Earnings Per Share:
Net loss per common share:
Basic	$ (0.17)	$ (0.37)	$ (0.24)	$ (1.33)
Diluted	$ (0.17)	$ (0.37)	$ (0.24)	$ (1.33)

Weighted average number of common shares:
Basic	43,183	42,497	42,943	42,248
Diluted	43,183	42,497	42,943	42,248

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)	Jun. 30,	Jun. 30,
	2014	2013
	(audited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 49,686	$ 28,896
Inventories	207,663	211,981
Prepaid expenses	5,822	6,609
Deferred income taxes	42	991
Other current assets	1,094	2,310
Total Current Assets	264,307	250,787

Property and equipment, net	65,939	66,009

Other long-term assets:
Deferred financing costs	1,416	2,011
Other assets	724	1,203
Deferred income tax - non-current	--	1,870

Total Assets	$ 332,386	$ 321,880

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 86,284	$ 72,958
Accrued liabilities	39,618	35,719
Deferred income taxes payable	--	--
Income taxes payable	1	85
Total Current Liabilities	125,903	108,762

Revolving credit facility	--	--
Deferred rent	2,721	2,885
Other liabilities - non-current	410	2,776
Deferred income taxes	42	--
Total Liabilities	129,076	114,423

Stockholders' equity	203,310	207,457
Total Liabilities and Stockholders' Equity	$ 332,386	$ 321,880

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
	Twelve Months Ended Jun. 30,

	2014	2013
	(audited)
Net cash flows from operating activities:
Net loss	$ (10,176)	$ (56,376)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,188	13,452
Amortization of financing fees	595	592
Deferred income taxes	2,861	(7,139)
Loss on disposal of fixed assets	1,271	6,161
Shared-based compensation expense	2,975	1,988
Other non-cash items	--	54
Net change in operating assets and liabilities	21,484	38,080

Net cash provided by operating activities	31,198	(3,188)

Net cash flows from investing activities:
Proceeds from sale of assets	45	250
Capital expenditures	(13,434)	(9,608)

Net cash used in investing activities	(13,389)	(9,358)

Net cash flows from financing activities:
Repayments under revolving credit facility	(25,100)	(94,655)
Proceeds under revolving credit facility	25,100	94,655
Change in cash overdraft	--	--
Excess tax benefit related to exercise of stock options	--	--
Purchase of treasury stock	(320)	(106)
Proceeds from exercise of employee stock options	3,301	1,808

Net cash provided by financing activities	2,981	1,702

Net increase (decrease) in cash and cash equivalents	20,790	(10,844)

Cash and cash equivalents, beginning of period	28,896	39,740

Cash and cash equivalents, end of period	$ 49,686	$ 28,896

CONTACT: Jeffrey N. Boyer
         Chief Financial Officer and
         Chief Administrative Officer
         TUESDAY MORNING CORPORATION
         972-934-7189

         MEDIA:
         Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955